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                                                                    EXHIBIT 99.2


                            TARGET THERAPEUTICS, INC.
                                ----------------
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (In thousands)

                                                                     SCHEDULE II

                                                                                 Additions
                                                                Balance at      charged to                        Balance
                                                                 beginning       costs and                         at end
                                                                 of period        expenses      Deductions      of period
                                                                 ---------        --------      ----------      ---------
Year ended March 31, 1993
   Allowance for doubtful accounts                                    $270            $127           $ ---           $397

Year ended March 31, 1994
   Allowance for doubtful accounts                                     397             357            (340)           414

Year ended March 31, 1995
   Allowance for doubtful accounts                                     414             150             (17)           548
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